UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

Willis Lease Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15369	68-0070656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Lyons Technology Parkway

Coconut Creek, FL 33073

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 17, 2021, Willis Lease Finance Corporation (“Willis”) and its direct, wholly-owned subsidiary Willis Engine Structured Trust VI (“WEST”), closed its offering of $336.7 million aggregate principal amount of fixed rate notes (the “Notes”). The Notes were issued in three series, with the Series A Notes issued in an aggregate principal amount of $278.6 million, the Series B Notes issued in an aggregate principal amount of $38.7 million and the Series C Notes issued in an aggregate principal amount of $19.4 million. The Notes are secured by, among other things, WEST’s direct and indirect ownership interests in a portfolio of 29 aircraft engines and one airframe which WEST will acquire from Willis pursuant to an asset purchase agreement.

The Series A Notes have a fixed coupon of 3.104%, an expected maturity of approximately eight years and a final maturity date of May 15, 2046, the Series B Notes have a fixed coupon of 5.438%, an expected maturity of approximately eight years and a final maturity date of May 15, 2046 and the Series C Notes have a fixed coupon of 7.385%, an expected maturity of approximately eight years and a final maturity date of May 15, 2046. The Series A Notes were issued at a price of 99.99481% of par, the Series B Notes were issued at a price of 99.99996% of par and the Series C Notes were issued at a price of 99.99869% of par. Principal on the Notes is payable monthly to the extent of available cash in accordance with a priority of payments included in the Indenture (as defined below).

The net proceeds of the Notes will be primarily applied to (i) pay fees and expenses related to the issuance of the Notes and (ii) pay Willis periodically over a 270-day delivery period as consideration for the aircraft engines and the airframe acquired by WEST from Willis in connection with the financing. Willis will apply any net proceeds it receives for general corporate purposes.

In connection with this transaction, Willis and WEST entered into a number of agreements, in addition to the Note Purchase Agreement previously reported on the Willis current report on Form 8-K filed on May 10, 2021 including those listed below:

1.    Asset Purchase Agreement dated as of May 17, 2021 by and between Willis, as seller, and WEST, as purchaser, providing for, among other things, the sale by Willis to WEST of 29 aircraft engines and one airframe during a specified delivery period, by way of direct sale of the assets or the sale of beneficial ownership interests in trusts that own the assets.

2.    Trust Indenture dated as of May 17, 2021 among WEST, U.S. Bank National Association (“USB”), as operating bank and trustee, Willis, as administrative agent, and Bank of America, N.A., as initial liquidity facility provider, providing for the issuance by WEST of the Notes (the “Indenture”). The Indenture contains customary covenants for offerings of this type that apply to WEST and its subsidiaries (but not Willis and its subsidiaries other than WEST), including among others, limitations on incurrence of additional debt, limitations on distributions and dividends, limitations on asset dispositions, and a requirement to comply with certain concentration lease limits included in the Indenture. The Indenture also contains customary events of default. Pursuant to the Indenture, cash earned by WEST will be collected in a pledged account, which will be used to service the Notes and any remaining amounts, after debt service and defined expenses, will be distributed to Willis. Additionally, amounts equal to a portion of WEST’s maintenance costs (including maintenance reserve reimbursement obligations) and lease security deposit reimbursement obligations will be accumulated in pledged accounts and will be available to fund future maintenance events and to apply as security deposit amounts are permitted or required to be applied under the applicable lease, respectively.

3.    Security Trust Agreement dated as of May 17, 2021 among WEST and USB, as security trustee (the “Security Trustee”) and operating bank (the “Security Trust Agreement”). Pursuant to the Security Trust Agreement, WEST grants, and each of WEST’s future subsidiaries will grant, a security interest in substantially all of its assets to the Security Trustee for the benefit of the secured parties in the transaction, including the holders of the Notes. The assets of WEST are not available to satisfy Willis’s obligations or those of any of Willis’s affiliates other than the obligations specific to WEST.

4.    Servicing Agreement dated as of May 17, 2021 among WEST and Willis, as servicer and administrative agent, providing for the appointment of Willis as the servicer of the assets of WEST and its subsidiaries. WEST will pay Willis, as servicer, monthly fees equal to a senior rent based fee of 8.0% and a subordinated rent based fee of 3.5% of the aggregate net rents actually received by WEST on the related assets. WEST will also pay Willis a fee of 3.0% of the net proceeds from the sale of any related asset.

5.    Administrative Agency Agreement dated as of May 17, 2021 among WEST, Willis, as administrative agent and USB, as trustee, providing for the appointment of Willis as the administrative agent of WEST and its subsidiaries. WEST will pay Willis, as administrative agent, monthly fees equal to 2.0% of the aggregate net rents actually received by WEST on the related assets.

6.    Revolving Credit Agreement dated as of May 17, 2021 among WEST, Willis, as administrative agent and Bank of America, N.A., as initial liquidity facility provider, providing for a revolving loan that may only be applied to certain of WEST’s obligations, including interest on the Notes for a specified period.

Each of these agreements contains customary representations, warranties, covenants and events of default for a transaction of this type.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2021	WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and General Counsel

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